YEONGNAM HOUSING FINANCE CO., LTD.





                            CORPORATE BONDS SERIES #6






                             UNDERWRITING AGREEMENT



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           Yeongnam  Housing finance Co., Ltd.  (herein after referred to as the
"first party") hereby issues its corporate bonds Series #6 in the total offering amount of Five Billion won (hereinafter referred to the "Issue") in accordance with article 9 (1) of the Credit Card Business Law and Hyundai Securities Co., Ltd.(hereinafter referred to as the "second party") hereby agrees to underwrite the Issue pursuant to the terms and conditions as set forth below:

Article 1 (Underwriting the Entire Issue)
-----------------------------------------

           The first party retains the second party to underwrite the entire issue of the following corporate bonds and the second party accepts same :

-          Second party : Hyundai Securities Co., Ltd.
-          Amount of the Entire Issue : Five Billion Won

Article 2 (Terms and Conditions : Sales)
----------------------------------------

(1) Terms and Conditions

(i)      Issuer : Yeongnam Housing Finance Co., Ltd.

(ii) Total amount of capital, reserve and surplus : 20,810,476,660 Won as of December 31, 1996 10 Times of the above amount : 208,104,766,600 Won

(iii) Name of the issue : Yeongnam Housing Finance Co., Ltd. Corporate bonds Series #6 (three-year maturity)

(iv) Characteristics of the issue : Bearer : three-year maturity : interest bearing

(v)      Total amount of the issue : Five billion won

(vi)     Class : One class of one hundred million won certificates

(vii) Number of bonds : splitting and combining : Issued as bearer bond only : splitting and combining not permitted.

(viii)   Offering amount : 100% of the face amount.

(ix) Interest rate : 11.00% p.a. from the issue date to the day before the maturity.

(x) Method and time of redemption : Lump sum redemption on February 26, 2000 (the next business day if it is an bank holiday) (xi) Interest payment : Interest shall be paid every three months on the following dates : May 26, 1997 : August 26, 1997 : November 26,1997 : February 26, 1998 : May 26, 1998 : August 26, 1998 : November 26, 1998 :
         February  26, 1999 : May 26, 1999 : August 26, 1999 : November 26, 1999
         : February 26, 2000. However, if any of the above dates falls on a bank holiday, interest will be paid on the next business day. (xii) Overdue interest : In the event the aforementioned redemption or interest payment is not made on the due dates, the issuer shall pay late charges from the due date to the actual payment at the maximum rate fixed by the Bank of Korea(in the absence thereof, the maximum rate fixed by a commercial bank chartered under the Banking Law which has its mail office in Seoul.) (xiii) Redemption amount : Lump sum [payment of Give billion Won on the maturity date. (xiv) Place of redemption and interest payment : Business Department, Seoul Branch and branch offices at each province capital of Daedong Bank, Ltd (xv) Issuing method : By registration only (Bond certificates will not be issued.) (xvi) Registration : Korea Securities Depositary.

(2) Sales of Issue

(i)      Date of sale : February 26, 1997

(ii) Method of subscription (a) Submit two copies of subscription agreement duly executed by the subscriber together with necessary deposit money to sales office. (b) Subscriptions will be accepted on a first come first served basis. Subscription will be closed even prior to the closing time once the entire issue is subscribed.

(iii)    Subscription unit : Minimum one hundred thousand Won and its multiples.

(iv)     Deposit money : 100% of the face amount of the subscribing issue.

(v)      Sales offices : Main and branch offices of the underwriters.

(vi)     Subscription payment date : February 26, 1997

(vii)    Issue date : February 26, 1997.

(viii)   Place of  subscription  payment : Business  Department of Daedong Bank,
         Ltd.

(ix)     Delivery of bond certificate or registration :

         (a) On or before March 16, 1997, the first party shall deliver to the second party bond certificates or certificate of registration for the entire amount of the Issue or, in case of package registration application under Article 174 (5) of the Securities Exchange Law, shall make an entry of the number of issue into the second party's depository account book prepared and maintained by the Korea Securities Depositary. (b) Registrar of this issue : Korea Securities Depositary.

(x)      Others

         (a) Interest shall begin to accrue from the date of issue, i. e. February 26, 1997.

         (b) Deposit money shall be applied to the subscription payment on February 26, 1997 and there shall be no interest on the deposit money.

         (c)      In case the issue is of a  registration  type, the form of the
                  certificate  of   registration   shall  be  as  the  registrar
                  establishes.

                  (i) Application for registration : The second party shall prepare application form and two certificates of specimen of seal and shall apply for the registration with the registrar on the subscription payment date. If it is a package registration application under Article 174 (5) of the Securities Exchange Law, the second party shall notify the first party of the details of the package registration application so that the first party may inform the second party of the necessary information.

(3)   Guaranty as to the redemption and interest payment.

(i) Redemption and interest payment of this Issue is guaranteed by Daedong Bank, Ltd. ("Guarantor").

(ii) Guaranteed amount : Principal in the amount of 5 billion won and total interest in the amount of 1,650 million Won, total principal and interest in the amount of 6,650 million Won.

(iii) Period and validity of guaranty : The period of guaranty of the Issued shall be from February 26, 1998 to February 26, 2000. Guaranty for redemption of principal and payment of interest shall be for a period of three months from each due date. Failure to make the demand for payment within the guaranty period shall result in invalidity of guaranty.

(iv) Review of guaranty agreement : The guaranty agreement made between the first party and the Guarantor shall be made available for review during business hours at the offices of the first party and the Guarantor.

Article 3 (Listing of securities)
---------------------------------

           The first party shall apply for listing with the Korea Stock Exchange on or before March 16, 1997.

Article 4 (Obligations to Pay Principal and Interest)
-----------------------------------------------------

(1) The first party shall be wholly responsible for payment of principal and interest on the Issue.

(2)      The first party shall be  responsible  for late charges as set froth in article 2 (1) (xii).

Article 5 (Other Responsibilities)
----------------------------------

(1) The first party shall indemnify and hold the second party harmless from and against any and all claims or damages that may arise in connection with the issuing of the Issue. (2) The first party shall be wholly responsible for any default on any provision hereof.

Article 6 (Commission)
----------------------

           The first party agrees to pay the second party commission in the amount of 173,500,000 Won corresponding 347 10,000ths of 5 billion Won in cash on the day of subscription payment of this Issue.

Article 7 (Special Provision)
-----------------------------

           The first party agrees to promptly notify the second party of any of the following events occurring after the completion of sale of the Issue until the redemption date :

(i) Dishonor of the first party's notes or checks or suspension of the first party's bank transaction.

(ii) Suspension or change of the whole or part of the first party's business.

(iii)    Change of the object of the first party's business.

(iv)     Serious loss by the first party due to disaster, etc.

(v)      Attempt for merger or acquisition by the first party.

(vi) Commencement of revaluation of assets and report of revaluation by the first party pursuant to Revaluation of Assets Law.

(vii) Investment of more than 5% of the capital of the first party into another corporation.

(viii)   Borrowing an amount in excess of 20% of the capital of the first party.

(ix)     Other important matters affection the first party's management.

Article 8 (Submission of Information)
-------------------------------------

           The first party agrees to always comply with the second party's demand to review or submit financial statements until all the principal and interest on the Issue are fully repaid.

Article 9 (Resolution of Disputes)
----------------------------------

           Any matters that are not set forth in this Agreement shall be amicable resolved in accordance with the established custom of the trade.

               This Agreement is executed in duplicate each of which shall be kept by each party. Stamp taxes shall be paid by each party.

Dated : February 26, 1997

The first party :
              Yeongnam Housing Finance Co. Ltd.
              286-1 Shinchun-Dong
              Dong-Gu, Taegu
              By : Chang Ho Park, President
              (Corporate seal affixed)

The second party :
              Hyundai Securities Co., Ltd.
              Yoido-Dong
              Yuongdeungpo-Gu, Seoul.
              By :  IK Chi Lee, President
              (corporate seal affixed)